EXHIBIT A


                                    AGREEMENT
                                    ---------


           This will confirm the agreement by and between the undersigned that the Statement on Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of common stock of AirTouch Communications, Inc. is being filed on behalf of each of MediaOne Group, Inc. (formerly "U S WEST, Inc."), a Delaware corporation ("MediaOne Group"), and MediaOne Group, Inc., a Delaware corporation and wholly owned subsidiary of MediaOne Group.

Dated:  June 22, 1998

                                         MEDIAONE GROUP, INC.
                                         (formerly "U S WEST, Inc.")

                                         By: /s/ STEPHEN E. BRILZ
                                            ---------------------------------
                                            Name:  Stephen E. Brilz
                                            Title: Assistant Secretary



                                         MEDIAONE GROUP, INC.

                                         By: /s/ STEPHEN E. BRILZ
                                            ---------------------------------
                                            Name:  Stephen E. Brilz
                                            Title: Assistant Secretary






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